SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 5, 2008

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-33652	26-0610707
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4 (c))

Item 8.01 Other Events

On November 5, 2008, First Financial Northwest, Inc. (“Company”) announced that its Board of Directors had authorized the repurchase of up to 2,285,280 shares, or approximately 10%, of the Company’s outstanding publicly held shares of common stock and that the Company had elected not to participate in the Treasury Department’s TARP Capital Purchase Program.  A copy of the press release announcing the stock repurchase program and decision with respect to the TARP Capital Purchase Program is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits

99.1       Press release of First Financial Northwest, Inc. dated November 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

Date: November 5, 2008	By: /s/Victor Karpiak
Victor Karpiak
Chairman, President and Chief
Executive Officer

Exhibit 99.1

**For Immediate Release**
For more information, contact:
Victor Karpiak: (425) 255-4400

First Financial Northwest, Inc. Announces 10 Percent Stock Repurchase Plan and Elects Not to Participate in
TARP Capital Purchase Program

RENTON, WA  –  November 5, 2008 –  First Financial Northwest, Inc. (the “Company”) (NASDAQ: GSM: FFNW), the parent company of First Savings Bank Northwest (“Bank”), announced today that its Board of Directors has approved a stock repurchase plan, authorizing the repurchase  of up to 2,285,280  shares, or approximately 10%, of the Company’s  outstanding publicly held shares of common stock.

The Company recently completed the repurchase of  4% of its common stock that was  used to fund its 2008 Equity Incentive Plan that was approved by shareholders at the June 20, 2008 reconvened Annual Meeting.

First Financial Northwest’s CEO Victor Karpiak said, "We believe that the repurchase of our shares is a prudent use of corporate funds, and is in the best interest of our shareholders.  The Board’s decision reflects confidence in our Company’s future.  Management and the Board of Directors is committed to building shareholder value, and an expanded stock repurchase will benefit shareholders by giving them a choice to participate in the repurchase program and sell their shares back to the Company."

The new program will continue until completed. The Company intends to purchase its shares from time to time at prevailing prices in the open market, in block transactions, in privately negotiated transactions, and/or in repurchase programs, in accordance with Rule 10b-18 of the Securities Exchange Act of 1934.  The Company will not repurchase any shares from directors, officers or other persons known to be affiliates of the Company. The repurchase program does not obligate the Company to acquire any specific number of shares and the program may be discontinued at any time.

In connection with their review of the Treasury Department’s TARP Capital Purchase Program, the Board of Directors has decided that the Company will not participate in the Program. The Board believes that the costs of these preferred shares and the limitations they impose on capital management are not in the best interest of the Company’s shareholders.  Mr. Karpiak stated, “In October 2007 we raised approximately $200 million of net proceeds in connection with our mutual to stock conversion.  Consequently, the Bank is well capitalized with a total risk-based capital ratio of 25.18% as of September 30, 2008. As a result of our strong capital position, we are not participating in the TARP Capital Purchase Program, and believe we are well positioned for the future without the need for TARP capital.”

First Financial Northwest, Inc. is a savings and loan holding company headquartered in Renton, Washington.  It is the parent company of First Savings Bank Northwest; a Washington chartered stock savings bank that was originally organized in 1923. The Company serves the Puget Sound Region of Washington that includes King, Snohomish and Pierce Counties, through its full-service banking office. The Company is part of the ABA NASDAQ Community Bank Index (ABAQ) as well as the Russell 3000 Index. For additional information about the Company and the Bank, please visit our website at www.fsbnw.com and click on the “Investor Relations” section.

Forward Looking Statements:

This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas; results of examinations of us by the Office of Thrift Supervision and our bank subsidiaries by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses or to write-down assets;  our ability to control operating costs and expenses;  our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; our ability to manage loan delinquency rates; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; legislative or regulatory changes that adversely affect our business; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board; war or terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December31, 2007.